                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                         TippingPoint Technologies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
     (5) Total fee paid:
     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     ---------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
     (3) Filing Party:
     ---------------------------------------------------------------------------
     (4) Date Filed:
     ---------------------------------------------------------------------------

                         TippingPoint Technologies, Inc.
                        7501B N. Capital of Texas Highway
                               Austin, Texas 78731

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2002

     As a stockholder of TippingPoint Technologies, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the 2002 Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 7501B N. Capital of Texas Highway, Austin, Texas 78731, on Thursday, May 23, 2002, at 8:00 a.m. local time, for the following purposes:

     1. To elect directors to serve until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on April 8, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, to assure your shares are represented at the meeting, please date, execute and mail promptly the enclosed proxy card in the enclosed envelope, for which no additional postage is required if mailed in the United States.

                                             By Order of the Board of Directors,

                                             /s/ JAMES E. CAHILL

                                             James E. Cahill
                                             Secretary

Austin, Texas
April 19, 2002

                             YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
                  ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                         TIPPINGPOINT TECHNOLOGIES, INC.
                        7501B N. Capital of Texas Highway
                               Austin, Texas 78731

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2002

                           ---------------------------

     This Proxy Statement is furnished to stockholders of TippingPoint Technologies, Inc. ("TippingPoint" or the "Company") for use at the 2002 Annual Meeting of Stockholders to be held at the date, time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, or at any adjournment thereof. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. A stockholder executing the accompanying proxy card has the right to revoke it at any time prior to the voting thereof by notifying the Secretary of the Company in writing, executing a subsequent proxy card, or attending the Annual Meeting and voting in person. Unless a contrary choice is so indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the proxy card. The record date for stockholders entitled to vote at the Annual Meeting is the close of business on April 8, 2002 (the "Record Date"). The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent or given to stockholders is April 19, 2002.

     On August 20, 2001, every fifteen shares of common stock outstanding were converted into one share of common stock pursuant to a fifteen-for-one reverse stock split approved by the Company's stockholders and the Board of Directors. In this Proxy Statement, all share and per share amounts have been retroactively adjusted to reflect the fifteen-for-one reverse stock split.

                                VOTING PROCEDURES

     The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote in the election of directors. The proxy card provides space for a stockholder to (i) vote in favor of or to withhold voting authority for the nominees for director, (ii) vote for or against any other proposal to be considered at the Annual Meeting or (iii) abstain from voting on any proposal other than the election of directors if the stockholder chooses to do so. The election of directors will be decided by a plurality of the votes cast. Any other matters that may properly come before the Annual Meeting will be determined by a majority of the votes cast.

     The holders of a majority of the shares of stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the stockholders present in person or by proxy from time to time until a quorum is obtained. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders to determine the total number of votes cast, but they are not counted as votes for or against any such proposals. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.

     Stockholders are urged to sign the enclosed proxy card and return it promptly. When a signed proxy card is returned with choices specified with respect to the voting matters, the designated proxies will vote the shares represented in accordance with the stockholder's instructions. The designated proxies for the stockholders are John F. McHale and James E. Cahill.

     If a signed proxy card is returned with no specifications with respect to the voting matters, the shares will be voted FOR the election of the nominees for director, and at the discretion of the designated proxies on any other matters that may properly come before the Annual Meeting or any adjournment thereof.

     The total outstanding capital stock of the Company as of the Record Date consisted of 4,054,529 shares of common stock. Each share of common stock is entitled to one vote.

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or fax. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses they incur in forwarding the proxy materials to the beneficial owners of the Company's common stock.

                     MATTER TO BE BROUGHT BEFORE THE MEETING

Election of Directors

     Currently, the Board of Directors is composed of eight members. Each director's term of office will expire at the Annual Meeting. The directors elected in 2002 will serve until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified. The election of directors will be decided by a plurality of the votes cast.

     The nominees for director are John F. McHale, Michael R. Corboy, Grant A. Dove, Sandra England, David S. Lundeen, Kip McClanahan, Thomas J. Meredith and Paul S. Zito. Each nominee is presently a member of the Board of Directors. The Board of Directors believes that each nominee will be available and able to serve as a director. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend, the Board of Directors may reduce the number of directors to eliminate the vacancy or the Board of Directors may fill the vacancy at a later date after selecting an appropriate nominee. For biographical information on each of the nominees for director, see "Management - Directors and Executive Officers."

             THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR"
               EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 2002, with respect to the beneficial ownership of the Company's common stock by (i) each director of the Company, (ii) each executive officer included in the Summary Compensation Table, (iii) each person who is known to the Company to own beneficially more than five percent of the Company's common stock and (iv) all current executive officers and directors of the Company as a group. Except as noted below, each named person has sole voting power and dispositive power with respect to the shares shown.

                                                                          Number of
                                                                            Shares                 Percent of
Name and Address of Beneficial Owner (1)                                of Common Stock               Class
----------------------------------------                                ---------------               -----
John F. McHale (2)                                                           1,358,221                33.5%

Michael R. Corboy (3)                                                           42,668                 1.0%

Grant A. Dove (4)                                                                9,867                 *

Sandra England (5)                                                               6,667                 *

David S. Lundeen (6)                                                            33,534                 *

Kip McClanahan (7)                                                              13,574                 *

Thomas J. Meredith (8)                                                          51,640                 1.3%

Paul S. Zito (9)                                                                99,373                 2.4%

Kent A. Savage (10)                                                            291,948                 7.2%

James E. Cahill (11)                                                            42,502                 1.0%

Craig S. Cantrell (12)                                                          23,311                 *

Marc Willebeek-LeMair (13)                                                      25,791                 *

Francis S. Webster III                                                               -                 *

Kenneth A. Kalinoski (14)                                                      223,258                 5.5%

Watershed Capital I, L.P.                                                      324,868                 8.0%

All Executive Officers and Directors
   as a Group (12 persons) (15)                                              1,999,096                48.0%
----------------------------

*        Less than 1%.
(1)      The address of Kenneth A. Kalinoski is 108 Wild Basin Drive,
         Austin, Texas 75746. The address of Watershed Capital I, L.P. is 7000 Bee Caves Road, Suite 250, Austin, Texas 78746. The address of each other beneficial owner is c/o TippingPoint Technologies, Inc., 7501B N. Capital of Texas Highway, Austin, Texas 78731.
(2) Includes 1,320,373 shares held by Mr. McHale individually and an aggregate of 37,848 shares held in trust for the benefit of family members. More detailed Information relating to Mr. McHale's beneficial ownership of the Company's securities may be found in his Schedule 13D filed with the Securities Exchange Commission (the "SEC") on December 22, 2000 and subsequent amendments thereto.
(3) Includes 12,667 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(4) Includes 6,667 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 3,200 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(5) Includes 6,667 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(6) Includes 23,667 shares held by Mr. Lundeen directly, 3,200 shares of restricted stock that may be forfeited upon the occurrence of certain events and 6,667 shares that may be acquired upon the exercise of options exercisable within the next 60 days; and excludes 324,868 shares held directly by Watershed Capital I, L.P. with respect to which Mr.

         Lundeen disclaims beneficial ownership (Mr. Lundeen is a member of the general partner of the general partner of Watershed Capital I, L.P.). More detailed information relating to Mr. Lundeen's beneficial ownership of the Company's securities may be found in his Schedule 13D filed with the SEC on December 22, 2000 and subsequent amendments thereto.
(7) Includes 13,334 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(8) Includes 38,306 shares held in trust for the benefit of family members and 13,334 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(9) Includes 89,106 shares held for the benefit of Mr. Zito by Z Start, Inc., 3,200 shares of restricted stock that may be forfeited upon the occurrence of certain events and 6,667 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(10) Includes 70,911 shares held by Mr. Savage directly, an aggregate of 6,000 shares held in trust for the benefit of family members and 215,037 shares held by Savage Interests L.P. More detailed information relating to Mr. Savage's beneficial ownership of the Company's securities may be found in his Schedule 13D filed with the SEC on December 22, 2000 and subsequent amendments thereto.
(11) Includes 24,774 shares held by Mr. Cahill individually, 3,568 shares of restricted stock that may be forfeited upon the occurrence of certain events and 14,160 shares that Mr. Cahill may acquire upon the exercise of options exercisable within the next 60 days.
(12) Includes 8,000 shares held by Mr. Cantrell individually, 2,084 shares of restricted stock that may be forfeited upon the occurrence of certain events and 13,227 shares that Mr. Cantrell may acquire upon the exercise of options exercisable within the next 60 days.
(13) Includes 501 shares held by Dr. Willebeek-LeMair individually, 3,084 shares of restricted stock that may be forfeited upon the occurrence of certain events, 334 shares held by Dr. Willebeek-LeMair's spouse and minor children, and 24,622 shares that Dr. Willebeek-LeMair may acquire upon the exercise of options exercisable within the next 60 days.
(14) Mr. Kalinoski beneficially owns 223,258 shares of Company's common stock. Mr. Kalinoski's 223,258 shares include: (i) 207,258 shares held by Kalinoski, LTD for the benefit of Mr. Kalinoski and family members, and (ii) 16,000 shares held by the two minor children of Mr. Kalinoski. More detailed information relating to Mr. Kalinoski's beneficial ownership of the Company's securities may be found in his Schedule 13D filed with the SEC on February 8, 2002 and subsequent amendments thereto.
(15) Includes 108,595 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 18,336 shares of restricted stock that may be forfeited upon the occurrence of certain events.

                                   MANAGEMENT

Directors and Executive Officers

         The following table sets forth certain information about the current officers and directors of the Company.

Name                           Age            Position with Company
----                           ---            ---------------------
John F. McHale                 45             Chairman of the Board and Chief Executive
                                              Officer

Kent A. Savage                 40             Chief Marketing and Sales Officer

James E. Cahill                35             Vice President, General Counsel, Secretary and
                                              acting Chief Financial Officer

Craig S. Cantrell              42             Vice President of Development

Marc Willebeek-LeMair          40             Chief Technology Officer

Michael R. Corboy              71             Director

Grant A. Dove                  73             Director

Sandra England                 44             Director

David S. Lundeen               40             Director

Kip McClanahan                 33             Director

Thomas J. Meredith             51             Director

Paul S. Zito                   46             Director

     John F. McHale was a co-founder of TippingPoint, and has served as Chairman of the Board since the Company's inception in January 1999. Mr. McHale became Chief Executive Officer in May 2000. From January 1996 to April 1998, Mr. McHale served as President, Chief Executive Officer, and Chairman of NetSpeed, Inc.

     Kent A. Savage was a co-founder of TippingPoint, and has served as the Company's Chief Marketing and Sales Officer since August 2001. Mr. Savage served as Chief Executive Officer and as President from the Company's inception until May 2000 and November 2000, respectively. From November 2000 to March 2001, Mr. Savage served as the Company's Vice President of Sales and Marketing of the Office of President. From March 2001 to August 2001, Mr. Savage was an independent contractor, and provided advisory and consulting services to the Company related to the sale of its Internet appliance portal and infrastructure. From April 1998 to December 1998, Mr. Savage served as Director and General Manager of Broadband Operations of Cisco Systems, Inc. and, from April 1996 to April 1998, as Vice President of Sales and Marketing of NetSpeed, Inc. Mr. Savage also served as a director of the Company from January 1999 to August 2001.

     James E. Cahill has served as TippingPoint's Vice President, General Counsel and Secretary since November 1999. Additionally, Mr. Cahill has been the Company's acting Chief Financial Officer since December 2001. From September 1993 to November 1999, Mr. Cahill was an attorney with the law firm of Hughes & Luce, LLP, specializing in corporate and securities law.

     Craig S. Cantrell has served as TippingPoint's Vice President of Development since November 1999. From April 1998 to July 1999, Mr. Cantrell served as Senior Manager of Broadband Operations of Cisco Systems, Inc., and from June 1996 to April 1998, as Director of Engineering of NetSpeed, Inc.

     Marc Willebeek-LeMair has served as TippingPoint's Chief Technology Officer since March 1999. From May 1993 to February 1999, Dr. Willebeek-LeMair held numerous positions with IBM, including Senior Manager of the Intelligent Network Infrastructure, Technical Staff to the Vice President of Strategy, and Manager of Multimedia Networking.

     Michael R. Corboy has served as a director of TippingPoint since February 1999. Since January 1992, Mr. Corboy has served as President of Corboy Investment Company. Mr. Corboy also serves as a director of The Aquinas Funds, Inc.

     Grant A. Dove has served as a director of TippingPoint since March 2000. Since January 1993, Mr. Dove has been Managing Partner of Technology Strategies & Alliances. He also serves as a director of Inet Technologies, Inc., Cooper Cameron Corporation, InterVoice Brite, Inc. and Intrusion Inc.

     Sandra England has served as a director of TippingPoint since March 2002. Ms. England has been Executive Vice President of Business Development and Strategic Research of Network Associates, Inc. since November 2001. Ms. England joined Network Associates in April 1995 and, prior to assuming her current position, Ms. England served in various positions at Network Associates, including President of the PGP Security business unit, Senior Vice President of Sales of the McAfee business unit, Senior Vice President of McAfee Development and Vice President of Security Engineering.

     David S. Lundeen has served as a director of TippingPoint since October 1999. Since February 1999, Mr. Lundeen has been Managing General Partner of Watershed Capital I, L.P. From June 1995 to August 1998, Mr. Lundeen served as Executive Vice President and Chief Financial Officer of BSG Corporation. He also serves as a director of Perficient, Inc.

     Kip McClanahan has served as a director of TippingPoint since August 2001. Mr. McClanahan is a co-founder of BroadJump, Inc., and has served as its President and Chief Executive Officer since its inception in November 1998. From March 1998 to November 1998, Mr. McClanahan led software development for DSL Customer Premises Equipment at Cisco Systems, Inc. and, from November 1996 to November 1998, he served as lead engineering architect at NetSpeed, Inc.

     Thomas J. Meredith has served as a director of TippingPoint since November 2001. Since its inception in 2001, Mr. Meredith has served as the Chief Executive Officer of MFI Capital. From January 2001 to August 2001, Mr. Meredith served as Senior Vice President, Business Development and Strategy with Dell Computer Corporation. Mr. Meredith served as Managing Director of Dell Ventures, a wholly owned subsidiary of Dell, from March 2000 to January 2001, and served as Senior Vice President and Chief Financial Officer for Dell from November 1992 to March 2000. Mr. Meredith currently serves as a director of Freemarkets, Inc. and divine Inc., and serves as a director of several private companies.

     Paul S. Zito has served as a director of TippingPoint since January 1999, and served as its Secretary from February 1999 to November 1999. Since August 1998, Mr. Zito has served as President of Z Start, Inc. From April 1996 until April 1998, Mr. Zito served as Chief Operating Officer, Secretary and Treasurer of NetSpeed, Inc. He also serves as a director of Crossroads Systems, Inc.

Meeting Attendance and Committees of the Board of Directors

     The Board of Directors held nine meetings, and twice acted pursuant to unanimous written consents, during the 2001 fiscal year. Each member of the Board of Directors participated in at least 75% of all meeting of the Board of Directors and committees thereof held during the period such member served as a director and/or committee member. The Board of Directors has established the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The functions of these committees and their current members are described below.

     Audit Committee. The Audit Committee currently consists of David S. Lundeen, Thomas J. Meredith and Paul S. Zito. The Audit Committee is responsible for recommending the selection of independent auditors, reviewing the scope and results of the audit performed by the independent auditors, discussing the auditor's recommendations with management of the Company, reviewing the adequacy of the Company's financial reporting process and internal accounting controls, reviewing the fees and independence of the independent auditors and reviewing the quarterly and annual financial statements. All members of the Audit committee are independent, as defined by the Nasdaq National Market, in that no member of the Audit Committee has a relationship with the Company that interferes with the committee's independence from the Company and its management. The Audit Committee met four times during the 2001 fiscal year. For additional information concerning the Audit Committee, see "Report of the Audit Committee."

     Compensation Committee. The Compensation Committee currently consists of Michael R. Corboy and Paul S. Zito, both of whom are non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, and outside directors in accordance with Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee recommends the compensation of the Company's executive officers, makes the final determination regarding bonus arrangements, and grants stock options to executive officers and employees of the Company. The Compensation Committee met twice, and acted four times pursuant to unanimous written consents, during the 2001 fiscal year.

     Corporate Governance Committee. The Corporate Governance Committee currently consists of John F. McHale and David S. Lundeen. The Corporate Governance Committee reviews and makes recommendations to the Board of Directors regarding corporate governance matters, including submitting nominations for the election of directors. The Corporate Governance Committee met three times during the 2001 fiscal year.

Certain Relationships and Related Transactions

     In November 1999, the Company loaned James E. Cahill, the Company's Vice President, General Counsel, Secretary and acting Chief Financial Officer, $510,000 under a nonrecourse promissory note for the purpose of acquiring 20,000 shares of common stock of the Company. The promissory note bears interest at an annual rate of 7.0% and is payable in full on November 8, 2004. The repayment of the promissory note is secured by a pledge of the stock purchased, and there is no recourse against Mr. Cahill except to the extent of that pledge. As of February 28, 2002, the principal amount due under the promissory note, including accrued interest, was $592,452.

     In July 1999, the Company loaned Craig S. Cantrell, the Company's Vice President of Development, $142,800 under a promissory note for the purpose of acquiring 8,000 shares of common stock of the Company. The promissory note bears interest at an annual rate of 7.0% and is payable in full on June 30, 2004. The repayment of the promissory note is secured by a pledge of the stock purchased. As of February 28, 2002, the principal amount due under the promissory note, including accrued interest, was $169,474.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth the compensation paid to TippingPoint's Chief Executive Officer and the other most highly compensated executive officers of the Company (based on total annual salary and bonus for the 2001 fiscal year) for the past three years.

                                                                 Annual Compensation
                                                                 -------------------

Name and                                                                                            Securities
Principal                                                                  Restricted Stock         Underlying         All Other
 Position                     Year             Salary($)    Bonus($)        Awards ($) (1)          Options (#)     Compensation ($)
---------                     ----             ---------    --------        --------------          -----------     ----------------
John F. McHale (2)            2001               109,616           -                     -                    -               -
Chief Executive Officer       2000                     -           -                     -                    -               -

Kent A. Savage                2001               122,250     291,278 (4)                 -                    -          73,500 (5)
Chief Marketing and           2000               227,742      17,916                     -               20,000               -
Sales Officer (3)             1999               176,154      21,095                     -                    -               -

James E. Cahill               2001               175,000      74,738                23,866 (6)           30,480 (7)       7,160 (8)
Vice President, General
Counsel, Secretary and
acting Chief Financial
Officer

Craig S. Cantrell             2001               169,769      44,631                13,940 (9)           31,900 (10)      4,182 (11)
Vice President of
Development

Marc Willebeek-LeMair         2001               170,525      46,925               20,630 (12)           48,284 (13)      6,189 (14)
Chief Technology Officer

Francis S. Webster III
(15)                          2001               220,673      99,343              379,105 (16)           78,000 (17)     19,890 (19)
President, Chief              2000                77,019       7,139                     -                    - (18)    300,000 (20)
Operating Officer and
Chief Financial Officer
----------------

(1) As of December 31, 2001, Messrs. McHale, Savage and Webster held no shares of restricted common stock of the Company. As of December 31, 2001, Messrs. Cahill, Cantrell and Willebeek-LeMair held 3,568, 2,084 and 3,084 shares of restricted common stock of the Company, respectively, the value of which was $26,260, $15,338 and $22,698, respectively. The Company does not anticipate paying dividends on any of the restricted common stock reported in this column.
(2)      Mr. McHale became the Company's Chief Executive Officer in May
         2000, but did not begin to receive compensation for such services until April 1, 2001.
(3) Mr. Savage served as the Company's Chief Executive Officer from the Company's inception until May 2000, as President from the Company's inception until November 2000, and as Vice President of Sales and Marketing of the Office of President from November 2000 to March 2001. In March 2001, Mr. Savage resigned his positions with the Company and began providing the Company various consulting services as an independent contractor. In August 2001,

         Mr. Savage rejoined the Company as Chief Marketing and Sales Officer.
(4) Mr. Savage's 2001 bonus is composed of $275,087 in sales commissions and a $16,191 bonus.
(5) Received by Mr. Savage for consulting fees rendered to the Company from April 2001 through July 2001.
(6) This amount includes (i) $19,693 in restricted common stock received from exchanging options to purchase 2,854 shares of common stock for 2,854 shares of restricted common stock on September 17, 2001 and (ii) $4,173 in restricted common stock received from exchanging options to purchase 3,567 shares of common stock for 714 shares of restricted common stock on May 3, 2001, each pursuant to the 2001 Option Exchange. For more information on the 2001 Option Exchange, see "Report on Exchange of Options."
(7) Excludes options to purchase 2,854 shares of common stock that were exchanged for 2,854 shares of restricted common stock on September 17, 2001 in connection with the 2001 Option Exchange.
(8)      Received by Mr. Cahill as a restricted stock tax deferment payment.
(9) This amount includes (i) $11,502 in restricted common stock received from exchanging options to purchase 1,667 shares of common stock for 1,667 shares of restricted common stock on September 17, 2001 and (ii) $2,438 in restricted common stock received from exchanging options to purchase 2,084 shares of common stock for 417 shares of restricted common stock on May 3, 2001, each pursuant to the 2001 Option Exchange.
(10) Excludes options to purchase 1,667 shares of common stock that were exchanged for 1,667 shares of restricted common stock on September 17, 2001 in connection with the 2001 Option Exchange.
(11) Received by Mr. Cantrell as a restricted stock tax deferment payment.
(12) This amount includes (i) $17,022 in restricted common stock received from exchanging options to purchase 2,467 shares of common stock for 2,467 shares of restricted common stock on September 17, 2001, and (ii) $3,608 in restricted common stock received from exchanging options to purchase 3,084 shares of common stock for 617 shares of restricted common stock on May 3, 2001, each pursuant to the 2001 Option Exchange.
(13) Excludes 2,467 options that were exchanged for 2,467 shares of restricted stock on September 17, 2001 in connection with the 2001 Option Exchange.
(14) Received by Dr. Willebeek-LeMair as a restricted stock tax deferment payment.
(15) Mr. Webster served as Chief Financial Officer from August 2000 to December 2001, and as President and Chief Operating Officer from April 2001 to December 2001. Mr. Webster resigned his positions with the Company in December 2001, whereupon all of his options were terminated and his restricted stock was forfeited.
(16) This amount includes (i) $312,805 in restricted common stock received from exchanging 45,334 options for 45,334 shares of restricted stock on September 17, 2001 and (ii) $66,300 in restricted common stock received from exchanging options to purchase 11,334 shares of common stock for 11,334 shares of restricted common stock on May 3, 2001, each pursuant to the 2001 Option Exchange.
(17) Excludes options to purchase 45,334 shares of common stock that were exchanged for 45,334 shares of restricted common stock on September 17, 2001 in connection with the 2001 Option Exchange.
(18) Excludes options to purchase 56,668 shares of common stock that were exchanged for 11,334 shares of restricted common stock on May 3, 2001 in connection with the 2001 Option Exchange.
(19) Received by Mr. Webster as a restricted stock tax deferment payment.
(20)     Received by Mr. Webster as a signing bonus.

Stock Option Grants During 2001

         The following table sets forth certain information concerning stock options to purchase common stock of the Company granted in the 2001 fiscal year to the individuals named in the Summary Compensation Table.

                                                             Individual Grants
                                         --------------------------------------------------------------
                                                          % of Total                                         Potential Realizable
                                        Number of          Options                                             Value at Assumed
                                       Securities         Granted to      Exercise or                          Annual Rates of
                                       Underlying        Employees in     Base Price                       Stock Price Appreciation
Name                                     Options             2001             ($)       Expiration Date       for Option Term (1)
----                                     -------             ----             ---       ---------------       -------------------
                                                                                                              5% ($)       10% ($)
                                                                                                              ------       -------
John F. McHale                                   -             -               -                    -             -             -

Kent A. Savage                                   -             -               -                    -             -             -

James E. Cahill                         30,480 (2)           5.5            4.69            2/02/2011        89,901       227,827

Craig S. Cantrell                       17,567 (3)           5.7            4.69            2/02/2011        62,862       159,304
                                        14,333 (4)                          6.30            4/26/2011        56,788       143,912

Marc Willebeek-LeMair                   26,667 (5)           8.7            5.63            1/24/2011        94,419       239,277
                                        21,617 (6)                          4.69            2/02/2011        63,760       161,580

Francis S. Webster III (7)              56,667 (8)          14.0            4.69            2/02/2011       167,140       423,566
                                        21,333 (9)                          5.63            3/01/2011        75,533       191,416
----------------

(1) The amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of the Company's stock price.
(2) Vests over 3-year period - one third per year beginning February 2, 2002. This amount excludes 2,854 options granted to Mr. Cahill in 2001, but subsequently exchanged for 2,854 shares of restricted common stock on September 17, 2001 in connection with the 2001 Option Exchange.
(3) Vests over 3-year period - one third per year beginning February 2, 2002.
(4)      Vests over 4 year period - 25% per year beginning April 26, 2002.
         This amount excludes 1,667 options granted to Mr. Cantrell in 2001, but subsequently exchanged for 1,667 shares of restricted common stock on September 17, 2001 in connection with the 2001 Option Exchange.
(5)      Vests over 4 year period - 25% per year beginning January 24, 2002.
(6) Vests over 3-year period - one third per year beginning February 2, 2002. This amount excludes 2,467 options granted to Dr. Willebeek-LeMair in 2001, but subsequently exchanged for 2,467 shares of restricted common stock on September 17, 2001 in connection with the 2001 Option Exchange.
(7)      Mr. Webster resigned his positions with the Company in December
         2001, whereupon all his stock options terminated and his restricted stock was forfeited.
(8) Vests over 3-year period - one third per year beginning February 2, 2002.
(9)      Vests over 4 year period - 25% per year beginning March 1, 2002.
         This amount excludes 45,334 options granted to Mr. Webster in 2001, but subsequently exchanged for 45,334 shares of restricted common stock on September 17, 2001 in connection with the 2001 Option Exchange.

Year-End Option Values

     The following table sets forth certain information concerning unexercised stock options held at December 31, 2001 by the individuals named in the above Summary Compensation Table. No stock options have been exercised by the individuals named in the Summary Compensation Table. The Company does not have any SARS outstanding as of December 31, 2001.

                                         Number of Securities                Value of Unexercised
                                         Underlying Unexercised                  In-The-Money
                                              Options at                          Options at
                                          Fiscal Year End (#)                 Fiscal Year End ($)
                                  ------------------------------      ------------------------------
     Name                         Exercisable      Unexercisable      Exercisable      Unexercisable
     ----                         -----------      -------------      -----------      -------------
 John F. McHale                             -                  -                -                 -
 Kent A. Savage                             -                  -                -                 -
 James E. Cahill                        4,000             34,480                -            81,382
 Craig S. Cantrell                      7,371             40,013                -            62,098
 Marc Willebeek-LeMair                  8,000             61,284           24,805           126,656
 Francis S. Webster III (1)                 -                  -                -                 -
---------------------

(1) Mr. Webster resigned his positions with the Company in December 2001, whereupon all of his stock options terminated.

Employment Agreements

     Under a two-year employment agreement dated February 1, 1999, the Company agreed to employ Kent A. Savage as its Chief Executive Officer and President at a base salary of not less than $195,000. Mr. Savage was also eligible for an annual discretionary bonus of up to $40,000. Under the terms of his employment agreement, Mr. Savage agreed not to compete with the Company, nor solicit its customers or employees, for 18 months following the termination of his employment, with limited exceptions. In connection with Mr. Savage's departure from the Company in March 2001, this employment agreement was terminated and the Company and Mr. Savage entered into a six-month consulting agreement. Under the terms of the consulting agreement, the Company agreed to employ Mr. Savage as an independent contractor to provide advisory and consulting services related to the sale of the Company's Internet appliance portal and infrastructure. Mr. Savage was paid a monthly consulting fee of $16,250, plus four percent sales commissions on any sales resulting from his significant efforts, with limited exceptions. Additionally, Mr. Savage agreed to return all confidential information to the Company upon termination of his consulting agreement. In August 2001, Mr. Savage returned to the employ of the Company as Chief Marketing and Sales Officer and his consulting agreement terminated. Mr. Savage does not currently have an employment agreement with the Company.

     Under a two-year employment agreement dated August 22, 2000, the Company agreed to employ Francis S. Webster III as its Chief Financial Officer at a base salary of $225,000. Mr. Webster was also eligible for an annual discretionary bonus of up to $125,000. This employment agreement was terminable either by Mr. Webster or the Company for any reason upon 30 days notice. However, if Mr. Webster's employment was terminated by the Company for any reason, other than for the failure to perform his duties or misconduct, Mr. Webster would have been entitled to a lump sum payment of the lesser of one-half his base annual salary or his base annual salary divided by the number of months remaining in the two year period of his employment agreement. Additionally, Mr. Webster agreed to assign the rights to any intellectual property he conceived or developed during the term of his employment, and not to compete with the Company or solicit its customers or employees for 18 months after the termination of his employment, with limited exceptions. In connection with Mr. Webster's resignation from the Company in December 2001, this employment agreement was terminated.

         Under an employment agreement dated March 1, 2001, the Company agreed to employ James E. Cahill as its Vice President and General Counsel at a base salary of not less than $175,000. Mr. Cahill is also eligible for an annual discretionary bonus of not less than $87,500 in the first year of his employment agreement and not less than $52,500 thereafter. This employment agreement is terminable by either Mr. Cahill or the Company for any reason upon 30 days notice. However, if Mr. Cahill's employment is terminated by the Company for any reason, other than for the failure to perform his duties or misconduct, Mr. Cahill is entitled to a lump sum payment equal to one-half of his then current base salary and bonus. Additionally, Mr. Cahill has agreed to return all confidential information to the Company upon his termination, and not compete with the Company or solicit its customers or employees for six months after the termination of his employment, with limited exceptions.

Compensation of Directors

     Through 2001, directors who are not employees or otherwise affiliates of the Company were awarded 2,000 options to purchase the Company's common stock at its fair market value on the first trading day of the calendar year in which they serve, or upon their initial election to the Board of Directors, and are reimbursed for certain out-of-pocket expenses incurred in connection with their duties as members of the Board of Directors. Beginning with calendar year 2002, directors who are not employees or otherwise affiliates of the Company will be awarded 6,667 options to purchase the Company's common stock at its fair market value on the first trading day of the calendar year in which they serve, or upon their initial election to the Board of Directors. Directors who are employees or are otherwise affiliates of the Company are not compensated for their services as directors or committee members. In 2001, Messrs. Corboy, Dove, Lundeen and Zito each received compensation in the form of options to purchase 2,000 shares of Company's common stock. Messrs. McClanahan and Meredith each received 6,667 options as an incentive to begin serving on the Board of Directors in 2001. Additionally, each of Messrs. Dove, Lundeen and Zito received restricted stock tax deferment payments aggregating $6,246 during the 2001 fiscal year in connection with the 2001 Option Exchange.

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors is responsible for determining the annual salary and the performance base compensation, including bonuses and stock option awards, of directors, officers, and other senior executives of the Company.

     The Company's compensation policies are designed to attract and retain superior talent, to reward achievement of the Company's financial and operating objectives, and to instill a long-term commitment to the Company through a sense of company ownership, all in a manner consistent with stockholder interests. The Company's compensation policies reflect the competition for executive talent and the unique challenges and opportunities facing the Company. In the 2001 fiscal year, executive compensation was comprised of the following elements:

          Base Salary. Executive base salaries were determined after review of
          -----------
     publicly available information concerning base salaries of executives in companies of comparable size and engaged in similar technology industries and each executive officer's performance and contribution to the Company's performance.

          Performance Based Compensation. Under the Company's bonus program,
          ------------------------------
     each executive officer of the Company is eligible for a quarterly cash bonus upon the achievement of defined goals relating to the Company's financial and operational performance and the personal goals of each executive officer. Each year, the Compensation Committee evaluates the bonus program and new performance targets are established, reflecting the Company's business plan and financial goals. During 2001, the Company paid approximately $282,000 in bonuses to the named executive officers under this program.

          Stock Option and Restricted Stock Plan. The Company's Third Amended
          --------------------------------------
     and Restated 1999 Stock Option and Restricted Stock Plan forms the basis of the Company's long-term incentive plan for executives. The Compensation Committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. In 2001, stock options were granted at fair market value on the date of grant and generally become exercisable in installments over four years from the grant date. However, the options granted on February 2, 2001 become exercisable in installments over three years from the grant date to reflect the uncertainty at that time regarding the Company's new business plan. The February 2, 2001 options also had a one year acceleration of vesting upon a change in control of the Company. In selecting recipients for option grants and in determining the size of such grants, the Compensation Committee considered various factors including the overall performance of the Company and the recipient.

     Executive officers of the Company also receive benefits generally available to employees of the Company (such as health insurance).

     Internal Revenue Code Section 162(m) provides that executive compensation in excess of $1 million is not deductible unless it is performance based. Base salary does not qualify as performance-based compensation under Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation levels, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. It is the Company's policy to limit executive compensation to that amount which is deductible under the applicable provisions of the Internal Revenue Code of 1986, including Section 162 (m). However, the Company may determine from time to time to pay compensation to its executive officers that may not be deductible.

     In recommending compensation levels, the Compensation Committee subjectively takes into account (i) compensation paid by other comparable companies, (ii) the attainment of individual and business objectives, (iii) the executive officer's level of responsibility, (iv) the contributions the Company expects the executive to make in support of the Company's strategic objectives and (v) the Company's financial performance as compared to comparable companies in similar technology industries. The Compensation Committee believes the compensation levels of the Company's executive officers are reasonable and appropriate in light of the Company's performance and the unique challenges and opportunities facing the Company, and believes that the compensation programs of the Company well serve the interests of the Company's stockholders.

     2001 Compensation of the Chief Executive Officer. Since May 2000 the
     ------------------------------------------------
position of Chief Executive Officer has been held by John F. McHale. Effective April 1, 2001, Mr. McHale first began accepting compensation for his services as Chief Executive Officer, with a base salary of $150,000 per year. Except for his base salary, Mr. McHale did not receive any other compensation in 2001, and has not been granted any stock options. The Compensation Committee believes that this compensation level for Mr. McHale is significantly below the level that would reflect his position, importance, duties and responsibilities. However, the Compensation Committee believes that Mr. McHale's significant stock ownership in the Company provides adequate incentives to him.

         Report on Exchange of Options. In April 2001, the Company made an offer
         -----------------------------
to purchase all outstanding options to purchase shares of the Company's common stock that were issued to continuing employees and non-employee directors under the Company's stock option and restricted stock plan that had an exercise price of $15.00 per share or more. Each optionholder tendering options received one share of restricted common stock for each five option shares issuable upon exercise of the options tendered. On May 3, 2001, the Company issued 23,601 shares of restricted common stock in exchange for outstanding options to purchase approximately 117,950 shares of common stock. The shares of restricted common stock received in the option exchange on May 3, 2001 are subject to forfeiture under certain circumstances, and vest in three equal annual installments beginning on May 1, 2002.

     At the time of the offer, the Company thought that many of its outstanding options were not achieving the purpose for which they were intended. The options that the Company was offering to purchase had exercise prices ranging from $17.85 to $277.50 per share, while the closing price of the common stock on March 30, 2001, as reported on the Nasdaq National Market, was $6.56 per share. By making the offer, and instituting other forms of incentive and option plans for which the Company's continuing employees and non-employee directors will be able to realize the intended benefits, the Company expected to be able to provide better performance incentives to its continuing employees and non-employee directors, and thereby maximize stockholder value. In addition, the Company had virtually depleted the pool of common stock available for issuance under the plan. In fact, the Company had issued options to purchase approximately 343,000 shares of common stock that were contingent on future availability of shares of common stock under the plan. Therefore, the Company did not have adequate common stock available for future awards to eligible employees, directors and consultants. The option shares that were cancelled on May 5, 2001 were returned to the pool of common stock and became available for issuance under the plan, to be available for the outstanding options that were contingent on the availability of shares of common stock under the plan, the shares of restricted common stock issued in connection with the offer and future awards. Because of terminations of options and forfeitures of restricted common stock as employees left the employ of the Company, and an increase in the number shares in the pool of common stock for issuance under the plan approved by the stockholders of the Company, as of December 31, 2001, the Company had enough shares available for the outstanding options that were contingent on availability and future awards of up to 432,174 shares of common stock.

     As a result of the May 3, 2001 option exchange, certain options granted to those individuals who exchanged their options within six months prior to that date may have subjected the Company to "variable plan accounting" in accounting for such options. Variable plan accounting could have an adverse effect on the Company's future reported earnings. In order to eliminate the possibility of variable plan accounting for these options, the Company offered to exchange these options for shares of restricted common stock. The Company expected that such an exchange would eliminate the possibility of variable plan accounting.

         On August 14, 2001, the Company offered to exchange options to purchase an additional 79,370 shares of common stock issued to certain of its employees and non-employee directors after January 1, 2001 for shares of restricted common stock. Each optionholder exchanging options received one share of restricted common stock for each option share issuable upon exercise of the options exchanged. On September 14, 2001, the Company issued 77,475 shares of restricted common stock in exchange for outstanding options to purchase approximately 77,475 shares of common stock. The shares of restricted common stock received in the option exchange on August 14, 2001 are subject to forfeiture under certain circumstances, and vest in the same installments, and on the same dates, as the options exchanged for those shares of restricted common stock.

         In both option exchanges, in order to help exchanging employees and directors defray any related tax liability, if they made a Section 83(b) election, the Company paid each such employee or director a cash bonus equal to 30% of the fair market value of the restricted common stock such employee received in the exchange to provide additional incentive for employees and directors to participate in the exchanges.

         The following table sets forth information regarding certain options held by individuals named in the Summary Compensation Table that were exchanged for restricted stock pursuant to the option exchange offers made during the 2001 fiscal year.

                                                                      Option Exchanges in 2001
                                                                      ------------------------
                                                                                                                       Length of
                                                                                                                        original
                                                Number of         Market price                          Number of      option term
                                                securities       of common stock    Exercise price      shares of     remaining at
                                                underlying         at time of         at time of       restricted        date of
                                            options repriced     repricing or       repricing or         stock        repricing or
      Name                        Date       or amended (#)      amendment ($)      amendment ($)     granted (#)      amendment
      ----                        ----       --------------      -------------      -------------     -----------      ---------
John F. McHale                        -               -                  -                   -             -                  -
Chief Executive Officer

Kent A. Savage                        -               -                  -                   -             -                  -
Chief Marketing and Sales
Officer

James E. Cahill                 5/03/01           2,000               5.85            100.00           400 (1)      8 2/3 years
Vice President, General         5/03/01              84               5.85            150.00            17 (1)      8 2/3 years
Counsel, Secretary and          5/03/01           1,484               5.85             24.38           297 (1)     9 1/12 years
acting Chief Financial          9/17/01           2,854               6.90              4.69         2,854 (2)     9 5/12 years
Officer

Craig S. Cantrell               5/03/01           2,000               5.85            100.00           400 (1)      8 2/3 years
Vice President of Development   5/03/01              84               5.85            150.00            17 (1)      8 2/3 years
                                9/17/01           1,667               6.90              6.30         1,667 (3)     9 7/12 years

Marc Willebeek-
LeMair                          5/03/01           3,000               5.85            100.00           600 (1)      8 2/3 years
Chief Technology Officer        5/03/01              84               5.85            150.00            17 (1)      8 2/3 years
                                9/17/01           2,467               6.90              4.69         2,467 (2)     9 5/12 years

Francis S. Webster III          5/03/01          53,334               5.85             78.75        10,667 (1)      9 1/3 years
President, Chief Operating      5/03/01           3,334               5.85             27.60           667 (1)     9 5/12 years
Officer                         9/17/01          45,334               6.90              5.63        45,334 (5)      9 1/2 years
and Chief Financial
Officer (4)
-----------------

(1) These shares of restricted common stock are subject to vesting over three equal annual installments beginning May 1, 2002.
(2) These shares of restricted common stock are subject to vesting over three equal annual installments beginning February 2, 2002.
(3) These shares of restricted common stock are subject to vesting over four equal annual installments beginning April 26, 2002.
(4)      Mr. Webster resigned his positions with the Company in December
         2001, whereupon all of his stock options terminated and his restricted common stock was forfeited.
(5) These shares of restricted common stock are subject to vesting over four equal annual installments beginning March 1, 2002.


                             COMPENSATION COMMITTEE

                      Michael R. Corboy      Paul S. Zito

Compensation Committee Interlocks and Insider Participation

     During the 2001 fiscal year, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Compensation Committee. Except for Mr. Zito's prior service as Secretary of the Company, no other member of the Compensation Committee is currently or has been an officer or employee of the Company.

                            REPORT OF AUDIT COMMITTEE

     On February 3, 2000, the Board of Directors initially adopted an Audit Committee Charter setting forth the audit related functions the Audit Committee is to perform. A copy of this charter was included in the Company's Proxy Statement for its 2001 Annual Meeting of Stockholders.

     The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes. This report discusses certain actions the Audit Committee took during 2001 in connection with those responsibilities.

     In this context, the Audit Committee reviewed the audited financial statements and met and held discussions with management and KPMG LLP, the Company's independent auditors. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, which includes among other items, matters related to the conduct of the audit of the Company's financial statements.

     The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

     Based on discussions with management and the independent auditors, as well as the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC.

     The Audit Committee has recommended to the Board of Directors, and the Board of Directors has selected, KPMG LLP as the Company's independent certified public accountants to make the annual audit and to report on, as may be required, the financial statements which may be filed by the Company with the SEC.

                                 AUDIT COMMITTEE

           David S. Lundeen     Thomas J. Meredith      Paul S. Zito

Comparison of Stockholder Returns

     The following graph compares the cumulative total return of TippingPoint's common stock with the cumulative total return of the S&P 500 Index and a published peer group index (described below) during the period from March 17, 2000, the date of the Company's initial public offering, to December 31, 2001. The historical stock performance shown on the chart is not intended to, and may not, be indicative of future stock performance.

     Beginning with this year's presentation, and consistent with reporting guidelines, the Company has changed the published industry peer group index used for this comparison. For this transition year, the Company is presenting two peer group indices, the Old Peer group for 2000, a published industry peer group index consisting of 305 Internet software and services companies and the new Peer Group for 2001, a published industry peer group index consisting of 54 network and computing device companies. Each of the peer group indices is published by Media General Financial Services. The decision to change the Company's peer group index was based upon the change in the Company's business model in 2001, which made the Old Peer Group no longer a meaningful comparison for the Company. Management believes that the New Peer Group is more comparable to the Company, under its new business model, than the Old Peer Group.

     The graph depicts the results of investing $100 in the Company's common stock, the S&P 500 Index, the New Peer Group and the Old Peer Group at closing prices on February 28, 2002, with all dividends being reinvested.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG TIPPINGPOINT TECHNOLOGIES, INC.,
   S&P 500 INDEX, MG NETWORKING AND COMMUNICATIONS DEVICES GROUP INDEX AND MG
                   INTERNET SOFTWARE AND SERVICES GROUP INDEX

                               [Performance Graph]

                                                 3/17/00     3/00     6/00     9/00     12/00   3/01    6/01     9/01     12/01
                                                 -------     ----     ----     ----     -----   ----    ----     ----     -----
TippingPoint Technologies, Inc.                   100.00      65.72  41.36     6.80     2.41   1.99      1.67    2.42     2.22

S&P 500 Index                                     100.00     100.00  97.34    96.40    88.86   78.32    82.91   70.74    78.30
MG Networking and Communications Devices
Group Index                                       100.00     100.00  85.61    80.33    49.94   20.79    22.77   13.23    20.22
MG Internet Software and Services
Group Index                                       100.00     100.00  62.71    56.29    24.27   14.89    19.10   10.06    15.09

                              INDEPENDENT AUDITORS

     On January 24, 2002, the Board of Directors adopted a new fiscal year end for the Company. The new fiscal year will end on January 31. The Company previously had a fiscal year end of December 31. The Board of Directors has selected KPMG LLP, independent certified public accountants, as the Company's independent auditors for the fiscal year ending January 31, 2003. KPMG LLP has served as the Company's independent auditors since their appointment in 1999. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees

     The aggregate fees billed for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the 2001 fiscal year, were $98,000, all of which were attributable to KPMG LLP.

Financial Information Systems Design and Implementation Fees

     KPMG LLP did not render any professional services relating to financial information systems design and implementation for the 2001 fiscal year.

All Other Fees

     The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the 2001 fiscal year, were $68,000. All of these fees related to services for state and federal tax matters.

     The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of KPMG LLP.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matters to be presented for action at the meeting other than the matters set forth herein. If any other matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment in the interests of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires each director, officer, and individual beneficially owning more than ten percent of the Company's securities to file reports of security ownership, and reports on subsequent changes in its ownership of the Company's securities. To the Company's knowledge, based upon the reports filed and certain written representations made to the Company, during the 2001 fiscal year, all required
Section 16(a) filings were timely made by reporting persons.

Deadlines for Submission of Stockholder Proposals

     There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in the Company's Proxy Statement and Form of Proxy for the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before December 21, 2002. Such proposals must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

     Under the Company's Bylaws, stockholder proposals being submitted other than for inclusion in the Company's Proxy Statement and Form of Proxy for the 2003 Annual Meeting must be received by the Company at its principal executive offices no earlier than 120 days, nor more than 90 days, prior to the 2003 Annual Meeting. If the Company does not provide at least 70 days advance notice or public disclosure of the 2003 Annual Meeting date, then the deadline will be extended to the 10th day following the date upon which the Company provides notice or public disclosure of the 2003 Annual Meeting date. With respect to any untimely stockholder proposal presented at the 2003 Annual Meeting, the Company will have the right to exercise its discretionary voting authority without including information regarding such proposal in its proxy materials. Any stockholder proposal being submitted must be in full compliance with applicable law and the Company's Bylaws.

                              FINANCIAL STATEMENTS

     A copy of the Company's 2001 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                                             By Order of the Board of Directors,

                                             /s/ JAMES E. CAHILL

                                             James E. Cahill
                                             Secretary

April 19, 2002

                         TIPPINGPOINT TECHNOLOGIES, INC.

         BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      AT 8:00 A.M., THURSDAY, MAY 23, 2002
                        7501B N. CAPITAL OF TEXAS HIGHWAY
                               AUSTIN, TEXAS 78731

     The undersigned stockholder(s) of TippingPoint Technologies, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated April 19, 2002, and hereby appoints John F. McHale and James E. Cahill as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 7501B
N. Capital of Texas Highway, Austin, Texas 78731 on May 23, 2002 at 8:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business that may properly come before the meeting or any adjournment or adjournments thereof.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Please mark your votes as [ X ]
indicated in this example.

(1) To elect directors to serve until the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

  FOR all nominees listed at         WITHHOLD AUTHORITY            If you wish to withhold authority to vote for any
 right (except as indicated to      to vote for all nominees       individual nominee, strike a line through that
      the contrary)                     listed at right            nominee's name in the list below.
           [ ]                                [ ]
                                                                   Nominees:  John F. McHale, Michael R. Corboy,
                                                                   Grant A. Dove, Sandra England, David S. Lundeen, Kip
                                                                   McClanahan, Thomas J. Meredith and Paul S.
                                                                   Zito

(2) To transact such other business as may properly come before the annual meeting or any adjournment or adjournments thereof.

        FOR              AGAINST            ABSTAIN
        [ ]                [ ]                [ ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE IN PERSON EVEN THOUGH THEY PREVIOUSLY MAILED THIS PROXY.

                (Continued and to be signed on the reverse side)

Dated:                            , 2002


----------------------------------------
Signature

----------------------------------------
Signature

(This Proxy should be marked, dated and signed by the stockholders(s) exactly as his or her name appears hereon and returned promptly in the enclose envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.)













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